                                                                    EXHIBIT 2.1


                                  COMMON STOCK
                         SECURITIES PURCHASE AGREEMENT

         This agreement (this "Agreement") is made effective as of July l, 1998, between Advent Global GECC III Limited Partnership, a Delaware limited partnership (the "Purchaser"), and the Seller set forth on the signature page attached hereto (the "Seller").

         WHEREAS, the Purchaser desires to purchase and the Seller desires to sell that number of shares of Common Stock (the "Common Stock"), par value $.01 per share, of PaySys International, Inc., a Florida corporation (the "Company"), listed next to the Seller on Schedule A (the "Shares"), in exchange for cash, on the terms and subject to the conditions stated herein; and

         WHEREAS, the Purchaser and the Company are parties to that certain Securities Purchase Agreement made effective as of June 17, 1998 (the "Series A-l Agreement"), wherein the Purchaser is acquiring Series A-l Convertible Participating Preferred Stock par value $.01 per share, of the Company, in exchange for the Shares.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


                                   SECTION l

                    AUTHORIZATION AND SALE OF THE SECURITIES

         1. 1 Sale of the Securities. Subject to the terms and conditions hereof, at the Closing (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller that number of Shares specified opposite the Seller's name on the Schedule A in exchange for cash, as set forth, as to the Seller, as set forth on Schedule A.


                                   SECTION 2

                             CLOSING DATE: DELIVERY

         2.1 Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the location and time set forth below on July 1, 1998, or at such other place and time upon which the Seller and the Purchaser shall agree. The date of the Closing is referred to as the "Closing Date".

         2.2 Location of Closing. The Closing shall take place at the offices of Finn Dixon & Herling LLP at One Landmark Square, Stamford, Connecticut, at 10:00 a.m. on the Closing Date.

         2.3 Delivery. At the Closing, the Seller shall deliver to the Purchaser the appropriate



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certificate(s) representing the Shares purchased by the Purchaser at the
Closing, duly executed with appropriate stock powers, signatures guaranteed, which shall be delivered against payment of the consideration therefor in the amount specified an Schedule A, by certified check or wire transfer of same day funds (or any combination thereof).


                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser with respect to the sale of the Shares as follows:

         3.1 Title to Shares. The Seller is the record and beneficial owner of the Shares set forth opposite the Seller's name on Schedule A, free and clear of any Security Interest, and has full power and authority to convey such Shares, free and clear of any Security Interest, and, upon delivery of and payment for such Shares as herein provided, the Purchaser will acquire good, marketable and valid title thereto, free and clear of any Security Interest.

         3.2 Authority Relative to this Agreement. The Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the Seller's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         3.3 Absence of Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Seller of this Agreement in accordance with its terms and conditions will not: (i) require any notice to, filing or registration with, or permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person; (ii) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Security Interest on the Shares held by the Seller or upon the assets, properties or businesses of the Seller under any of the terms, conditions or provisions of any contract or other agreement (written or oral) to which the Seller is a party or by or to which the Seller or the Shares held by the Seller are bound or subject; or (iii) violate any Law or any judgment ruling, order, writ, injunction or award of any Governmental Authority which is applicable to the Seller or to the Shares held by the Seller.

         3.4 Brokers or Finders. Neither the Purchaser nor the Seller has incurred or will incur, directly or indirectly, as a result of any action take by the Seller, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.



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                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Seller with respect to the purchase of the Shares as follows:

         4. 1 Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company and has the capacity to protect the Purchaser's own interests. The Purchaser represents and warrants to the Seller that it is aware that the purchase of Shares involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of and withstand a complete loss of such investment.

         4.2 Investment. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and, except as contemplated by the Series A-l Agreement, not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

         4.3 Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule l44 promulgated under the Securities Act which permit the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the Shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than one year after a party (who is not an "affiliate") has purchased and fully paid for the shares to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule l44(f)) and (v) the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 No Public Market. The Purchaser understands that no public market now exists for the Shares and that there is no assurance that a public market will ever exist for the Shares.

         4.5 Access to Data. The Purchaser has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchaser acknowledges that it has had an opportunity to conduct its own independent due diligence investigation of the Company.



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         4.6 Authorization. This Agreement, when executed and delivered by the
Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Purchaser has full partnership, power and authority to enter into and to perform its obligations under this Agreement in accordance with its respective terms. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

         4.7 Brokers or Finders. Neither the Purchaser nor the Seller has incurred, or will incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.8 Accredited Investor. The Purchaser (i) has adequate means of providing for his current needs, (ii) has no need for liquidity in his investment in the Shares, and (iii) is able to bear the economic risk of losing its entire investment in the Shares. The Purchaser has its principal office in the state set forth in Section 7.5 hereto. The Purchaser is an accredited investor, as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                                   SECTION 5

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         Thc obligations of the Purchaser to purchase the Shares at the Closing is, at the option of the Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         5.1 Representations and Warranties. The representations and warranties made by the Seller in Section 3 of this Agreement shall have been true and correct when made, and shall be true and correct in all material respects as of the Closing Date.

         5.2 Consents. The Seller shall have obtained, or shall obtain within the time periods required by applicable law, all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the sale of the Shares at the Closing and shall have obtained all other consents, permits and waivers necessary to consummate and the transactions contemplated by this Agreement, and any consents required under any agreements, licenses, leases or commitments of the Seller.

         5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel for the Purchaser and they shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


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         5.4 Opinions of Counsel. The Purchaser shall have received from counsel for the Seller (who shall by reasonably acceptable to the Purchaser) an opinion, dated the Closing Date, satisfactory in form and substance to the Purchaser and their special counsel, and which shall be substantially in the form of Exhibit 1 attached hereto.

         5.5 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal, or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its subsidiaries, or their respective business, assets, prospects or financial condition.

         5.6 Compliance with Laws. The offer and purchase and sale of the Shares to the Purchaser shall be legally permitted by all laws and regulations to which the Sellers or the Purchaser are subject.

         5.7 Simultaneous Transactions. The sale and purchase at all Shares listed on Schedule A is conditioned upon the simultaneous (i) closing of the purchase by Purchaser of additional shares of Common Stock from selling stockholders in an amount that, when added to the Shares purchased hereunder, shall total not less than 699,301 shares of Common Stock and (ii) Second Closing (as such term is defined in the Series A-1 Agreement).

                                   SECTION 6

                 CONDITIONS TO THE OBLIGATIONS OF THE SELLER

         The Seller's obligation to sell the Shares at the Closing is, at the option of the Seller, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         6.1 Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 of this Agreement shall have been true and correct when made, and shall be true and correct in all material respects as of the Closing Date.

         6.2 Blue Sky Law. The Seller shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares at the Closing.

         6.3 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its business, assets, prospects or financial condition.



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                                   SECTION 7

                               GENERAL PROVISIONS

          7.1 Governing Law. All or part of this Agreement and the legal relations between the parties hereto has been negotiated in the State of Georgia and will be enforced under the laws of the State of Georgia without regard to its conflicts of laws provisions.

          7.2 Successors and Assigns: Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors (including successor trustees, in the case of a trustee), assigns, heirs, executors. and administrators of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          7.3 Entire Agreement: Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements among the parties. All prior negotiations and agreements shall be merged into this Agreement. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of the Purchaser and the Seller. Any amendment or waiver effected in accordance with this
 Section 7.3 shall bc binding upon each of the parties hereto.

          7.4 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby for two years from the Closing.

          7.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand, by messenger or by fax, addressed (A) if to the Purchaser, c/o Advent International Corporation, 10l Federal Street, Boston, MA 02110, Attention: Marcia Hooper, telecopier no.
 (617) 951-0566, or at such other address as the Purchaser shall have furnished to the Sellers in writing, with a copy to Finn Dixon & Herling LLP, One Landmark Square, Stamford, Connecticut 06901, Attention: Michael J. Herling, telecopier no. (203) 348-5777, or (B) if to the Seller, to such Seller's address set forth on Schedule A or at such other address as such Seller shall have furnished to the Purchaser in writing.

          7.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to



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any of the parties, shall be cumulative and not alternative.

         7.7 References. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

         7.8 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

         7.9 Dispute Resolution. Any claim or controversy arising out of or relating to this Agreement shall be settled by non-binding arbitration in accordance with the CPR Institute for Dispute Resolution's Rules for Non-Administered Arbitration of Business Disputes by three arbitrators, of whom each party shall appoint one. Any Arbitrator not appointed by a party shall be selected from the CPR Institute for Dispute Resolution Panels of Distinguished Neutrals. The arbitration shall be governed by re United States Arbitration Act, 9 U.S.C. 1-16. The place of arbitration shall be Atlanta, Georgia, or such other places as the parties shall mutually agree. The Arbitrators are not empowered to award damages in excess of actual damages or to award punitive damages. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 7.9 are pending so long as both parries are diligently pursuing the arbitration. If one party is not diligently pursuing the arbitration, then the party diligently pursuing the arbitration may notify the other that such tolling shall cease. The parties will take such action, if any, required to effectuate such tolling.


         7.10 Pronouns. All pronouns and any variation thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

         7.12 Remedies. The parties to this Agreement acknowledge and agree that a breach of any of the covenants of the Seller or the Purchaser set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

         7.13 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires.

         (i) "Governmental Authority" means any federal, state, municipal or other governmental or quasi-governmental department, commission, board, bureau, agency or instrumentality, or



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any court of the United States of America or any political subdivision thereof, or of any other country.

         (ii) "Law" means any foreign, federal, state or local constitution, statute, regulation, rule, ordinance, code, plan, injunction, order, decree, ruling, charge or treaty.

         (iii) "Security Interest" means any adverse claim, mortgage, pledge, lien, encumbrance, opinion, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest.

Executed effective as of the date first set forth above.



THE PURCHASER:                      ADVENT GLOBAL GECC III LIMITED PARTNERSHIP

                                    By: Advent Global Management Limited Partnership, General
                                        Partner

                                    By: Advent International  Limited Partnership,  General Partner
                                    By: Advent International Corporation, General Partner

                                    By:
                                       -------------------------------------------------------
                                       Marcia Hooper
                                       Vice President

THE SELLER:                         INTELLIGENT SYSTEMS CORPORATION
                                    By:
                                       -------------------------------------------------------
                                    Name:  Bonnie L. Herron
                                    Title:  Vice President



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                                                                     SCHEDULE A


----------------------------------------------------------------------------------------
   Seller's Name and Address           No. of Shares                  Cash Consideration
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Intelligent Systems Corporation           437,063                        $2,500,000.00
----------------------------------------------------------------------------------------



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